Retail Opportunity Investments Corp.                 TRADED: NASDAQ: ROIC
11250 El Camino Real, Suite 200
San Diego, CA 92130

FOR IMMEDIATE RELEASE
Wednesday, July 25, 2018

Retail Opportunity Investments Corp. Reports
2018 Second Quarter Results
San Diego, CA, July 25, 2018 - Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the three and six months ended June 30, 2018.
HIGHLIGHTS
▪$7.3 million of net income attributable to common stockholders ($0.06 per diluted share)
▪$33.4 million of Funds From Operations(1) ($0.27 per diluted share)
▪97.5% portfolio lease rate at June 30, 2018
▪20.4% increase in same-space comparative cash rents on new leases (7.6% on renewals)
▪2.8% increase in same-center cash net operating income (2Q’18 vs. 2Q’17)
▪$15.7 million grocery-anchored shopping center acquired
▪$0.1950 per share quarterly cash dividend paid
__________________________
(1) A reconciliation of GAAP net income to Funds From Operations (FFO) is provided at the end of this press release.
Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “During the second quarter, demand for space across our portfolio continued to be strong, coming from a broad range of necessity-based retailers. We continued to maintain our portfolio at over 97% leased, ending the second quarter specifically at a strong, 97.5%. Additionally, for the 26th consecutive quarter, we achieved growth in our key same-center and same-space comparative operating metrics. During the second quarter, we grew same-center cash NOI by 2.8% and achieved a 20.4% increase in same-space cash rents on new leases.” Tanz added, “Looking ahead, with the current leasing activity and momentum across our portfolio, we are on track to continue achieving solid portfolio operational results as we progress through the second half of 2018.”
FINANCIAL SUMMARY
For the three months ended June 30, 2018, GAAP net income attributable to common stockholders was $7.3 million, or $0.06 per diluted share, as compared to GAAP net income attributable to common stockholders of $8.3 million, or $0.08 per diluted share, for the three months ended June 30, 2017. For the six months ended June 30, 2018, GAAP net income attributable to common stockholders was $18.0 million, or $0.16 per diluted share, as compared to GAAP net income attributable to common stockholders of $18.5 million, or $0.17 per diluted share, for the six months ended June 30, 2017.

FFO for the second quarter of 2018 was $33.4 million, or $0.27 per diluted share, as compared to $32.8 million in FFO, or $0.27 per diluted share for the second quarter of 2017. FFO for the first six months of 2018 was $70.5 million, or $0.57 per diluted share, as compared to $67.2 million in FFO, or $0.55 per diluted share for the first six months of 2017.

ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

At June 30, 2018, ROIC had a total market capitalization of approximately $3.9 billion with approximately $1.5 billion of principal debt outstanding, equating to a 39.3% debt-to-total market capitalization ratio. ROIC’s principal debt outstanding was comprised of $95.8 million of mortgage debt and approximately $1.4 billion of unsecured debt, including $192.0 million outstanding on its unsecured revolving credit facility at June 30, 2018. ROIC’s interest coverage for the second quarter was 3.1 times and 93.6% of its portfolio was unencumbered at June 30, 2018 (based on gross leasable area).
ACQUISITION SUMMARY
Year-to-date in 2018, ROIC has acquired a total of $38.7 million of shopping center assets. During the first quarter of 2018, ROIC acquired a grocery-anchored shopping center for $19.0 million. During the second quarter of 2018, ROIC acquired a grocery-anchored shopping center for $15.7 million. Additionally, during the second quarter, ROIC acquired a multi-tenant, freestanding pad for $4.0 million located at one of its existing grocery-anchored shopping centers.
King City Plaza
In May 2018, ROIC acquired King City Plaza for $15.7 million. The shopping center is approximately 63,000 square feet and is anchored by Grocery Outlet Supermarket and McCann’s Pharmacy. The property is located in King City, Oregon, within the Portland metropolitan area, and is currently 100% leased.
PROPERTY OPERATIONS SUMMARY
At June 30, 2018, ROIC’s portfolio was 97.5% leased. For the second quarter of 2018, same-center net operating income (NOI) was $44.5 million, as compared to $43.2 million in same-center NOI for the second quarter of 2017, representing a 2.8% increase. ROIC reports same-center comparative NOI on a cash basis. A reconciliation of GAAP operating income to same-center comparative NOI is provided at the end of this press release.
During the second quarter of 2018, ROIC executed 97 leases, totaling 265,743 square feet, including 42 new leases, totaling 98,669 square feet, achieving a 20.4% increase in same-space comparative base rent, and 55 renewed leases, totaling 167,074 square feet, achieving a 7.6% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.
CASH DIVIDEND
On June 28, 2018, ROIC distributed a $0.1950 per share cash dividend. On July 25, 2018, ROIC’s board of directors declared a cash dividend of $0.1950 per share, payable on September 27, 2018 to stockholders of record on September 13, 2018.
CONFERENCE CALL
ROIC will conduct a conference call and audio webcast to discuss its results on Thursday, July 26, 2018 at 9:00a.m. Eastern Time / 6:00 a.m. Pacific Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 1890648. A live webcast will also be available in listen-only mode at http://www.roireit.net/. The conference call will be recorded and available for replay beginning at 12:00 p.m. Eastern Time on July 26, 2018 and will be available until 12:00a.m. Eastern Time on August 2, 2018. To access the conference call recording, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use the Conference ID: 1890648. The conference call will also be archived on http://www.roireit.net/ for approximately 90 days.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.
Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast.  As of June 30, 2018, ROIC owned 92 shopping centers encompassing approximately 10.6 million square feet.  ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast.  ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services and Standard & Poor's.  Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	June 30, 2018 (unaudited)	December 31, 2017
ASSETS
Real Estate Investments:
Land	$898,436	$878,797
Building and improvements	2,265,760	2,230,600
	3,164,196	3,109,397
Less: accumulated depreciation	295,602	260,115
Real Estate Investments, net	2,868,594	2,849,282
Cash and cash equivalents	10,958	11,553
Restricted cash	1,420	5,412
Tenant and other receivables, net	42,095	43,257
Deposits	—	500
Acquired lease intangible assets, net	78,246	82,778
Prepaid expenses	1,600	2,853
Deferred charges, net	36,150	37,167
Other	10,606	6,396
Total assets	$3,049,669	$3,039,198

LIABILITIES AND EQUITY
Liabilities:
Term loan	$298,942	$298,816
Credit facility	189,259	140,329
Senior Notes	940,762	940,086
Mortgage notes payable	97,884	107,915
Acquired lease intangible liabilities, net	173,911	178,984
Accounts payable and accrued expenses	14,580	18,638
Tenants’ security deposits	6,997	6,771
Other liabilities	18,213	18,018
Total liabilities	1,740,548	1,709,557

Commitments and contingencies

Equity:
Preferred stock, $0.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 112,719,459 and 112,347,451 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	11	11
Additional paid-in capital	1,415,286	1,412,590
Dividends in excess of earnings	(236,570)	(210,490)
Accumulated other comprehensive income	7,235	1,856
Total Retail Opportunity Investments Corp. stockholders’ equity	1,185,962	1,203,967
Non-controlling interests	123,159	125,674
Total equity	1,309,121	1,329,641
Total liabilities and equity	$3,049,669	$3,039,198

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues
Base rents	$55,050	$50,528	$110,427	$102,007
Recoveries from tenants	16,471	15,222	32,632	28,890
Other income	820	890	3,677	1,643
Total revenues	72,341	66,640	146,736	132,540

Operating expenses
Property operating	11,017	9,628	21,495	18,928
Property taxes	7,914	7,647	15,733	14,715
Depreciation and amortization	25,331	23,645	50,548	46,703
General and administrative expenses	3,990	3,817	7,521	7,316
Acquisition transaction costs	—	4	—	4
Other expense	274	225	343	274
Total operating expenses	48,526	44,966	95,640	87,940

Operating income	23,815	21,674	51,096	44,600
Non-operating expenses
Interest expense and other finance expenses	(15,713)	(12,477)	(31,170)	(24,152)
Net income	8,102	9,197	19,926	20,448
Net income attributable to non-controlling interests	(763)	(888)	(1,885)	(1,969)
Net Income Attributable to Retail Opportunity Investments Corp.	$7,339	$8,309	$18,041	$18,479

Earnings per share – basic and diluted	$0.06	$0.08	$0.16	$0.17

Dividends per common share	$0.1950	$0.1875	$0.3900	$0.3750

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income attributable to ROIC	$7,339	$8,309	$18,041	$18,479
Plus: Depreciation and amortization	25,331	23,645	50,548	46,703
Funds from operations – basic	32,670	31,954	68,589	65,182
Net income attributable to non-controlling interests	763	888	1,885	1,969
Funds from operations – diluted	$33,433	$32,842	$70,474	$67,151

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended June 30,				Six Months Ended June 30,
	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Number of shopping centers included in same-center analysis	82	82			79	79
Same-center occupancy	97.3%	97.4%		(0.1)%	97.4%	97.5%		(0.1)%

Revenues:
Base rents	$46,229	$44,666	$1,563	3.5%	$89,342	$86,911	$2,431	2.8%
Percentage rent	91	187	(96)	(51.3)%	176	302	(126)	(41.7)%
Recoveries from tenants	15,181	14,985	196	1.3%	28,861	28,183	678	2.4%
Other property income	789	897	(108)	(12.0)%	1,089	1,655	(566)	(34.2)%
Total Revenues	62,290	60,735	1,555	2.6%	119,468	117,051	2,417	2.1%
Operating Expenses
Property operating expenses	10,312	9,805	507	5.2%	19,418	18,322	1,096	6.0%
Bad debt expense	276	255	21	8.2%	364	743	(379)	(51.0)%
Property taxes	7,252	7,449	(197)	(2.6)%	13,769	14,134	(365)	(2.6)%
Total Operating Expenses	17,840	17,509	331	1.9%	33,551	33,199	352	1.1%
Same-Center Cash Net Operating Income	$44,450	$43,226	$1,224	2.8%	$85,917	$83,852	$2,065	2.5%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP operating income	$23,815	$21,674	$51,096	$44,600
Depreciation and amortization	25,331	23,645	50,548	46,703
General and administrative expenses	3,990	3,817	7,521	7,316
Acquisition transaction costs	—	4	—	4
Other expense	274	225	343	274
Property revenues and other expenses (1)	(4,441)	(4,311)	(9,924)	(11,201)
Total Company cash NOI	48,969	45,054	99,584	87,696
Non same-center cash NOI	(4,519)	(1,828)	(13,667)	(3,844)
Same-center cash NOI	$44,450	$43,226	$85,917	$83,852

____________________

(1)
Includes straight-line rents, amortization of above and below-market lease intangibles, anchor lease termination fees, net of contractual amounts, and expense and recovery adjustments related to prior periods.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.
The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Ashley Rubino, Investor Relations
858-255-4913
arubino@roireit.net